Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(5)

(Form Type)

International Seaways, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, no par value(1)	457(r)			$100,000,000	0.00014760	$14,760

	Total Offering Amounts					$100,000,000		$14,760

	Total Amount of Fee Offsets							$12,120(2)

	Total Fee Due Net of Fee Offsets							$2,640

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	International Seaways, Inc.	S-3	333-227915	October 19, 2018		$ 12,120(2)	Unallocated	(2)	(2)	$100,000,000
Fees Offset Sources	International Seaways, Inc.	S-3	333-227915		October 19, 2018

(1) Each share of common stock registered hereunder includes an associated right (the “Rights”) as set forth in the Amended and Rights Agreement, dated as of April 11, 2023, between the registrant and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”). Rights are attached to the shares of common stock, will not be offered separately, and are not exercisable until the occurrence of certain events specified in the Rights Agreement. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(2) Pursuant to Rule 457(p) under the Securities Act, the registrant is partially offsetting the registration fee due under the prospectus supplement to which this Exhibit 107 is a part by $12,120, which represents the portion of the registration fee previously paid with respect to $100,000,000.00 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-227915), filed with the Securities and Exchange Commission on October 19, 2018.